EXHIBIT 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

UNUMPROVIDENT MERGER SUB CORP.

WITH AND INTO

UNUMPROVIDENT CORPORATION

Pursuant to Section 253 of the General Corporation Law of the State of Delaware UnumProvident Corporation, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of UnumProvident Merger Sub Corp., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of Unum Group:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

“WHEREAS, the Company desires to change its name to Unum Group pursuant to Section 253(b) of the General Corporation Law;

WHEREAS, in order to effect such name change, the Company desires to incorporate (the “Incorporation”) a corporation named UnumProvident Merger Sub Corp. (the “Subsidiary”) under the General Corporation Law and to acquire (the “Acquisition”) one (1) share of Common Stock, par value of $.01 per share, of the Subsidiary;

WHEREAS, following the effectiveness of the Incorporation and the Acquisition, the Company will own all of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company (the “Merger”) pursuant to Section 253 of the General Corporation following the effectiveness of the Incorporation and the Acquisition.

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Incorporation and Acquisition are hereby authorized and approved in all respects; and it is further

RESOLVED, that the Company is hereby authorized to consummate the Merger pursuant to Section 253 of the General Corporation Law following the effectiveness of the Incorporation and the Acquisition; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $.10 per share, of the Company (the “Common Stock”) shall remain unchanged and continue to remain outstanding as one share of Common Stock, held by the person who was the holder of such share of Common Stock immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $.01 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that the Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Unum Group.”

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Incorporation and the Acquisition; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed, following the effectiveness of the Incorporation and the Acquisition, to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.”

FOURTH: The Company shall be the surviving corporation of the Merger.

FIFTH: The Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Unum Group.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 23rd day of February, 2007.

UnumProvident Corporation

By:	/s/ Thomas R. Watjen
Thomas R. Watjen
President and Chief Executive Officer